Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO USA EQUITIES CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $——	Issue Date: September—, 2020

10% Convertible Note due September 30, 2022

THIS NOTE is one of a series of duly authorized and validly issued 10% Convertible Notes in the aggregate principal amount of up to $500,000, of USA Equities Corp., a Delaware corporation, (the “Company”), having its principal office at 901 Northpoint Parkway, Suite 302, West Palm Beach, Florida 33407, designated as its “10% Convertible Notes due September 30, 2022,” as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this “Note” and, collectively with the other notes of the series the “Notes”.

FOR VALUE RECEIVED, the Company promises to pay to the order of _______________ or assigns (the “Holder”), at the address set forth on the signature page hereto, without demand, the sum of ________________________ ($_________), together with accrued interest on the unpaid principal amount thereof from the date hereof, on September 30, 2022 (the “Maturity Date”), or such earlier date as the same may become due as provided in Section 3 hereof. Upon maturity of this Note or acceleration of this Note due to the occurrence of an Event of Default, the Company shall have the right to satisfy this Note by the issuance to Holder of the number of shares of its Common Stock determined by dividing the sum of the principal and accrued interest by the Conversion Price, determined as set forth in Section 3.2 for the fifteen Trading Day period ending on the Maturity Date.

Interest on the unpaid principal amount of this Note shall accrue and shall be paid on the Maturity Date or, at the option of the Holder, upon conversion of this Note into shares of Common Stock as provided below. Interest will accrue at the rate of ten percent (10%) per annum. Upon the occurrence and continuation of an Event of Default (as defined in Section 3 below), interest shall accrue and be payable at the rate of 12% per annum. Interest on this Note shall not be compounded except that during the occurrence and continuance of an event of default it shall be compounded annually.

This Note may be prepaid in whole or in part at any time upon thirty (30) days’ notice to the Holder, during which period the Holder may elect to convert this Note as provided below. If this Note shall be prepaid prior to September 30, 2021, then in addition to the principal amount hereof and interest accrued hereon, there shall be paid to Holder an amount equal to three percent (3%) of the principal amount then being paid. If this Note shall be prepaid on or after September 30, 2021 and prior to March 31, 2022, then in addition to the principal amount hereof and interest accrued hereon, there shall be paid to Holder an amount equal to two percent (2%) of the principal amount then being paid. All payments made pursuant to this Note shall be applied first to reimbursable expenses, interest accrued, if any, the premium, if any, due as a result of a prepayment and then principal.

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The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.1 Conversion at the Option of the Holder. The Holder shall have the right at any time commencing six months after the issuance of this Note, to convert all or any part of the outstanding and unpaid principal amount of this Note and accrued but unpaid interest, into fully paid and non-assessable shares of common stock of the Company (“Common Stock”), as such Common Stock exists on the date of original issuance of this Note, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

1.2 Conversion Price. The Conversion Price shall be equal to the greater of (A) eight-tenths (0.8) multiplied by the Market Price (as defined herein) (representing a discount rate of 20%) for the fifteen (15) consecutive trading days ending on the Conversion Date and (B) ten ($0.10) cents. “Market Price” means the Trading Price (as defined below) for the Common Stock for the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing trading price or if there is no reported closing trading price, the average of the closing bid and asked prices on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Company (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing trading price or if there is no reported closing trading price, the average of the closing bid and asked prices of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid and asked price of such security is available in any of the foregoing manners, the average of the closing bid and asked prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Company and Holder. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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1.3 Authorized Shares. The Company covenants that during the period the conversion right exists, it will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that all shares issued upon conversion of this Note will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note.

1.4 Method of Conversion. (a) To convert all or any portion of this Note, Holder shall submit to the Company a Notice of Conversion in the form annexed hereto (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and subject to Section 1.4(b) surrendering this Note at the principal office of the Company (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion.

2. Automatic Conversion; Qualified Financing; Maturity. (a) If while any portion of this Note remains outstanding, the Company shall in any transaction or series of transaction issue Equity Securities from which it derives gross proceeds of ten million dollars ($10,000,000) or more (a “Qualified Financing”), then the principal amount hereof and any interest accrued hereon as of the date as of which the ten million dollar ($10,000,000) threshold (the “Threshold”) is met shall automatically and without further action on the part of Company or Holder be converted into shares of Common Stock (or such other Equity Securities issued in such transactions) at a conversion price equal to the lesser of (i) eight-tenths (0.8) times the price paid by the purchasers of the Equity Securities in the Qualified Financing or (ii) the per share price obtained by dividing thirty million dollars ($30,000,000) by the number of the Company’s common shares that would then be outstanding on a fully diluted basis as of the time immediately prior to the closing of the transaction by which the Company meets the Threshold.

(b) For purposes of determining whether the Company has met the Threshold as a result of the closing of any transaction, there shall be included in the amounts used to determine whether the Threshold has been met the principal amount of and interest accrued on this Note and any other note of the Company which would be automatically converted if the Threshold was achieved.

(c) If the Threshold is met as a result of the consummation of a series of transactions at which Equity Securities are sold at different prices, the Company shall determine the amount paid by the purchasers in such transactions for purposes of clause 2.1(a)(i) by using the weighted average price paid by the purchasers.

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(d) For purposes hereof, Equity Securities shall mean the common stock of the Company or any preferred stock, note, option, warrant or other instrument which may be exercised for or converted into common stock and the purchase price of the common stock shall mean the amount paid upon issuance of such common stock, preferred stock, note, option, warrant or other instrument and the amount, if any, to be paid upon the conversion or exercise of such instrument. Further, upon attainment of the Threshold, if the instrument(s) acquired by the purchasers are convertible into or such that can be exercised to purchase common stock, the Company, if it deems it more favorable to the Holder, in lieu of Common Stock, may deliver such instrument to the Holder.

(e) Upon maturity of this Note or an acceleration of this Note due to the occurrence of an Event of Default, the Company shall have the right to satisfy this Note by the issuance to Holder of the number of shares of its Common Stock determined by dividing the sum of the principal and accrued interest by the Conversion Price, determined as set forth in Section 3.2 for the fifteen Trading Day period ending on the Maturity Date.

2.2 Sale of Assets. If at any time while there remains any amount outstanding under this Note, the Company shall sell all or substantially all of its assets and liquidate by distributing all of its cash and remaining assets to its creditors and shareholders, the Company shall compute the aggregate amount that would be paid to Holder in connection with such liquidation if this Note had been converted immediately prior to such liquidation and, if such amount exceeds the amount that Holder would receive in payment of the principal and interest due hereunder, this Note shall be deemed to have been converted immediately prior to such liquidation and Holder shall receive the greater amount.

2.3 Mechanics of Conversion. (a) Delivery of Common Stock Upon Conversion. Upon receipt by the Company of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note, in accordance with the terms hereof. Upon receipt by the Company of a Notice of Conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.

(b) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Company shall use reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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(c) Concerning the Shares. The securities issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section and who is an Accredited Investor (as then defined by the rules of the SEC).

2.4 Effect of Certain Events; Anti-dilution. (a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity (“Fundamental Change”), the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. In the event of a merger or consolidation, the resulting successor or acquiring entity (if not the Company) shall assume by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(b) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the volume weighted average price on the Conversion Date or round up to the next whole share.

(c) Calculations. All calculations under this Section 2(c) shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Note, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

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(e) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the holders of the Notes a notice describing the material terms and conditions of such transaction, at least twenty (20) trading days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the holders of the Notes are given the practical opportunity to convert the Notes prior to such time so as to participate in or vote with respect to such transaction.

2.5 Most Favored Terms. If the Company issues any notes or other instruments convertible into or exercisable for shares of its Common Stock and the terms and conditions of such instruments, except as to maturity date are demonstrably more advantageous to the Holder then those then in effect under this Note as the same may have been modified or amended, the Company shall modify the terms and conditions of this Note so that they are then equivalent to those granted to the purchasers of the new notes or instruments. In determining whether the terms or conditions of an instrument are more advantageous than the terms of this Note, due consideration shall be given to the Warrants issuable upon conversion of this Note.

2.6 Springing Warrants. Upon conversion of all or any portion of this Note or satisfaction of this Note by the Company by the issuance to Holder of shares of the Company’s Common Stock, in addition to the Common Stock issued to the Holder, there shall be issued to the Holder a warrant (the “Warrant”) to purchase twenty-five hundredths (0.25) times the number of shares of Common Stock then issued to the Holder. The Warrant, shall be exercisable for two years from the Conversion Date at a price equal to 1.5 times the Conversion Price paid in the event giving rise to the issuance of such Warrant.

3. Events of Default.

(a) The occurrence of any of the following events shall constitute a default (“Event of Default”):

(i) Failure to Pay Principal or Interest. The Company fails to pay any installment of principal, interest or other sum due under this Note within ten days after the same becomes due.

(ii) Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Company is not dismissed within sixty (60) days of appointment.

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(iii) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against Company are not dismissed within sixty (60) days of initiation.

(b) Upon the occurrence and during the continuance of any Event of Default, upon notice to the Company the Holder may demand the payment of the unpaid principal amount of this Note, which together with all interest accrued thereon and other amounts payable hereunder shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

4. Record Owner. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Note, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

5. Miscellaneous.

(a) Additional Notes. The sale of Notes in the aggregate principal amount of five hundred thousand dollars ($500,000) in the offering pursuant to which this Note was sold shall not preclude the Company from selling additional notes upon terms and conditions identical to or substantially identical to the terms of this Note.

(b) Waiver. The holders of a majority of the unpaid principal amount of the Notes then outstanding may waive any provision or term of this Note. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(c) Amendment. The terms and provisions of this Note may be amended only with the consent of the Holder.

(d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served or (ii) delivered by reputable air courier service with charges prepaid, except that Notices of Conversion shall be delivered as provided above. Any notice or other communication required or permitted to be given hereunder, other than a Notice of Conversion, shall be deemed effective (a) upon hand delivery or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such the address of the Investor set forth below and, in the case of the Company, to its address as set forth above.

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(e) Terms. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(f) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

(g) Expenses. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incurred in connection with enforcing any provisions of this Note and/or collecting any amounts due under this Note.

(h) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the civil or state courts of Florida or in the federal courts located in the State of Florida. Holder and the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(i) Savings Clause. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by an authorized officer as of the day set forth above.

USA Equities Crop.

By:
Troy Grogan
President

Accepted as of the
date hereof:

Investor

Print Name

Address for Notices:

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Schedule I

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount and accrued interest of the 10% Convertible Note due September 30, 2022 into shares of common stock, par value $0.001 per share (the “Common Stock”), of USA Equities Corp., a Delaware, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be converted
(including accrued interest thereon)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Principal amount of Note owned subsequent to Conversion

Name of Holder

By
Name:
Title:

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Schedule II

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the 10% Convertible Note due September 30, 2022 issued by USA Equities Corp.

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion

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